Exhibit (h)(5)

Eagle point credit COMPANY Inc.

$24,998,750 7.00% Notes due 2020

UNDERWRITING AGREEMENT

DATED May 31, 2016

May 31, 2016

Incapital LLC

200 South Wacker Drive, Suite 3700

Chicago, Illinois 60606

Ladies and Gentlemen:

Eagle Point Credit Company Inc., a corporation organized under the laws of Delaware (the “Company”), is a non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Eagle Point Credit Management LLC, a Delaware limited liability company (the “Investment Adviser”), acts as the Company’s investment adviser. Eagle Point Administration LLC, a Delaware limited liability company (the “Administrator”), acts as the Company’s administrator.

The Company proposes to issue and sell to Incapital LLC (the “Underwriter”) $24,998,750 aggregate principal amount of 7.00% Notes due 2020 (the “Notes”) in a reopening of the existing such series of notes having the same terms and conditions as the Notes.

The Company has entered into (i) an investment advisory agreement with the Investment Adviser dated as of June 6, 2014 (the “Investment Advisory Agreement”), (ii) a custody agreement with Deutsche Bank Trust Company Americas dated as of June 5, 2014 (the “Custody Agreement”) and (iii) an Administration Agreement with the Administrator dated as of June 6, 2014 (the “Administration Agreement”). Collectively, the Investment Advisory Agreement, the Custody Agreement and the Administration Agreement are herein referred to as the “Company Agreements.”

The Investment Company Act and the Securities Act of 1933, as amended (the “Securities Act”), are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereinafter referred to collectively as the “Rules and Regulations.”

The Notes will be issued under an indenture as supplemented by a first supplemental indenture, each dated as of December 4, 2015 (collectively, the “Indenture”) between the Company and American Stock & Trust Company, LLC, trustee (the “Trustee”). The Notes will be issued as fully registered securities to Cede & Co. (or such other name as may be requested by an authorized representative of The Depository Trust Company (“DTC”)), as nominee of DTC, pursuant to a blanket letter of representations, dated October 7, 2014, between the Company and DTC.

The Company has filed with the Commission a registration statement on Form N-2 (File Nos. 333-205540 and 811-22974), under the Securities Act in respect of shares of its common stock, par value $0.001 per share (the “Common Stock”), shares of its preferred stock, par value $0.001 per share, its debt securities and subscription rights. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to paragraph (a) of Rule 430C of the Rules and Regulations is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at the time it became effective is hereinafter referred to as the “Base Prospectus.” The final prospectus, which includes the final prospectus supplement dated May 31, 2016 together with the Base Prospectus, first used by the Company to confirm sales of the Notes in the form filed with the Commission on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) in accordance with Rule 497 of the Rules and Regulations is hereinafter referred to as the “Prospectus.” The preliminary prospectus, which includes the preliminary prospectus supplement dated May 31, 2016 together with the Base Prospectus, filed with the Commission in accordance with Rule 497 of the Rules and Regulations is hereinafter referred to as the “Preliminary Prospectus.”

All references in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) system.

For purposes of this Agreement, “Omitting Prospectus” means any written advertisement used with the written consent of the Company in the public offering of the Notes and filed pursuant to Rule 482 of the Rules and Regulations (“Rule 482”). “Time of Sale Prospectus” means, as of the Applicable Time (as defined below), the Preliminary Prospectus, together with the pricing information set forth on Schedule I hereto (which information the Underwriter has informed the Company is being conveyed orally by the Underwriter to prospective purchasers at or prior to the Underwriter’s confirmation of sales of the Notes in the offering) and each Omitting Prospectus identified on Schedule II hereto (excluding information in an Omitting Prospectus that is superseded by the Prospectus), all considered together. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

“Applicable Time” means 8:00 P.M. (New York City time) on May 31, 2016 or such other time as agreed by the Company and the Underwriter.

1.            Representations and Warranties of the Company, the Investment Adviser and the Administrator. The Company, the Investment Adviser and the Administrator, jointly and severally, represent and warrant to and agree with the Underwriter as of the date hereof, the Applicable Time and the Closing Date (as defined below) as follows:

(a)         The Registration Statement has been filed with, and declared effective by, the Commission; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto or the use of the Preliminary Prospectus or the Prospectus has been received by the Company; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering were and will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(b)         At the respective times the Registration Statement and any post-effective amendment thereto (filed before the Closing Date) became or becomes effective and at the Closing Date, the Registration Statement and any post-effective amendment thereto complied and will comply in all material respects with the requirements of the Acts and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of the respective dates thereof and at the Closing Date, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus, at the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus made solely in reliance upon and in conformity with written information furnished to the Company by the Underwriter for use in the Registration Statement, the Time of Sale Prospectus or Prospectus.

(c)          The Company has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware. The Company has full power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture, and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Company (a “Company Material Adverse Effect”). The Company has no subsidiaries other than Eagle Point Credit Company Sub LLC and Eagle Point Credit Company Sub (Cayman) Ltd.

(d)         The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Acts and the Rules and Regulations. To the Company’s knowledge, no person is serving or acting as an officer or director of, or investment adviser to, the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, including the rules and regulations thereunder (the “Advisers Act”). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, no director of the Company is an “interested person” of the Company or an “affiliated person” of the Underwriter (each as defined in the Investment Company Act).

(e)         This Agreement has been duly authorized, executed and delivered by the Company. Each Company Agreement complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, each Company Agreement represents a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law; provided that neither the Company nor the Investment Adviser makes any representation or warranty as to the effect on the representations and warranties expressed herein of (i) the compliance and noncompliance of any other party (other than the Company) to any of the foregoing Company Agreements with state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or nature of the business of such other party.

(f)          The Indenture has been duly authorized, executed and delivered by the Company. Assuming the due and valid authorization, execution and delivery by the Trustee, the Indenture represents a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(g)         The Notes have been duly authorized and, when executed and authenticated in the manner provided for in the Indenture and delivered against payment therefor as provided herein, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and will conform in all material respects to the description thereof under the heading “Description of Our Debt Securities” contained in the Registration Statement and under the heading “Description of the Notes” contained in the Time of Sale Prospectus and the Prospectus; the offer and sale of the Notes as contemplated hereby has been duly approved by all necessary corporate or other action of the Company; and other than as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company or any of its subsidiaries has issued any debt securities or entered into any agreement or arrangement relating to the issuance of any debt securities.

(h)         None of (1) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Indenture, or (2) the issue and sale by the Company of the Notes as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of or default under, (x) the certificate of incorporation of the Company, as amended to date (the “Certificate of Incorporation”), or the second amended and restated bylaws of the Company, as amended to date (the “Bylaws”), (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Company that is material to the Company or (z) any law, rule or regulation applicable to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Notes in such jurisdiction by the Underwriter.

(i)          No consent, approval, authorization, order or permit of, license from, or qualification with, any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Company prior to the Closing Date for the performance by the Company of its obligations under this Agreement, the Indenture or the Company Agreements, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, (ii) the rules and regulations of the Financial Industry Regulatory Authority, Inc., including legacy NASD rules (“FINRA”), or of the New York Stock Exchange (the “NYSE”), (iii) the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of the Notes or (iv) such as which the failure to obtain would have neither (x) a Company Material Adverse Effect or (y) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(j)          This Agreement, the Certificate of Incorporation, the Bylaws and the Company Agreements conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)         This Agreement, the Indenture, the Certificate of Incorporation and the Bylaws comply with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Company’s stockholders and, to the extent applicable, Board of Directors have been obtained and are in full force and effect.

(l)          The Company Agreements are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Company thereunder, and the Company is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a Company Material Adverse Effect.

(m)        The shares of Common Stock and the shares of 7.75% Series A Term Preferred Stock due 2022, par value $0.001 per share (the “Preferred Stock”), outstanding prior to the issuance of the Notes have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of Common Stock, Preferred Stock or any other capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Other than as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(n)         The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(o)         The Company will submit a supplemental listing application for the listing of the Notes on the NYSE and use its best efforts to maintain such listing.

(p)         Each Omitting Prospectus (i) complies in all material respects with the requirements of Rule 482 and (ii) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of FINRA, as applicable. Except for the Omitting Prospectuses identified on Schedule II hereto, the Company has not prepared, used or referred to and will not, without the Underwriter’s prior consent, prepare, use or refer to any Omitting Prospectus.

(q)         The questionnaires relating to FINRA Rule 5110 provided to the Underwriter or its counsel in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules (Rules 5100, 5110 or 5121) are, to the Company’s knowledge, true and correct in all material respects.

(r)          There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Company, and there have been no transactions entered into by the Company which are material to the Company, other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(s)         There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Company Material Adverse Effect, or that would not have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or the Indenture or to consummate the transactions contemplated by the Time of Sale Prospectus or the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described. Each officer signing or delivering a certificate pursuant to Section 6(b) hereof may rely upon his or her knowledge as to legal or governmental proceedings threatened.

(t)          The statements in the Registration Statement and the Time of Sale Prospectus under the headings “Prospectus Supplement Summary—Operating and Regulatory Structure,” “The Adviser and the Administrator—Investment Advisory Agreement,” “The Adviser and the Administrator—The Administrator and the Administration Agreement,” “Regulation as a Closed-End Management Investment Company,” “U.S. Federal Income Tax Matters,” “Description of Our Capital Stock,” “Description of Our Debt Securities” and “Description of the Notes” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(u)         The Company has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in a Company Material Adverse Effect.

(v)        Each of the Preliminary Prospectus, the Registration Statement and the Prospectus, as of the respective dates thereof, and the Time of Sale Prospectus, as of the Applicable Time, complied as to form in all material respects with the Acts and the applicable Rules and Regulations.

(w)        The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes thereto (collectively, the “Company Financial Statements”), present fairly in all material respects the financial condition of the Company as of the respective dates indicated, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”). The supporting schedules to such Company Financial Statements, if any, present fairly in accordance with GAAP the information required to be stated therein. KPMG LLP, whose report appears in the Registration Statement, the Time of Sale Prospectus and the Prospectus and who have certified the audited Company Financial Statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm within the meaning of, and as required by, the Acts and the applicable Rules and Regulations.

(x)         There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than as described therein.

(y)        Neither the Company nor any of its agents or representatives (other than the Underwriter in its capacity as such) has prepared, made, used, authorized, approved or referred to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, and (ii) the Omitting Prospectuses, if any, identified on Schedule II hereto. All other promotional material (including “road show slides” or “road show scripts”) prepared by the Company or the Investment Adviser for use in connection with the offering and sale of the Notes (“Road Show Material”) is not inconsistent with the Registration Statement, the Preliminary Prospectus or the Prospectus and, when taken together with the Time of Sale Prospectus, at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All advertisements authorized by the Company in writing for use in the offering of the Notes complied and will comply in all material respects with the requirements of the Acts, the applicable Rules and Regulations and the applicable rules and regulations of FINRA, including legacy NASD rules, and there are no such advertisements other than (i) the Omitting Prospectuses identified in Schedule II hereto and (ii) any advertisement that complies with Rule 135a of the Rules and Regulations.

(z)         Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends, and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(aa)       The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(bb)      To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (the “Sarbanes-Oxley Act”), have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to have a Company Material Adverse Effect.

(cc)       The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Acts, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and compliance with the books and records requirements under the Acts, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) no fraud, whether or not material, that involves management or employees who have a role in the Company’s internal controls and (iii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)      The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are effective as required by the Investment Company Act and the applicable Rules and Regulations and the Company is not aware of any material weakness in such controls and procedures.

(ee)       Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ff)        There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or the Investment Company Act which have not been so described and filed as required.

(gg)      The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)      Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Investment Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corruption Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Investment Adviser and the Administrator, and to the knowledge of the Company, the Investment Adviser or the Administrator, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii)         Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Investment Adviser or the Administrator is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and none of the Company, the Investment Adviser and the Administrator will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or any country or territory currently subject to any U.S. sanctions administered by OFAC.

(jj)         The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect, and the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).

(kk)       Except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) does not intend to use any of the proceeds from the sale of the Notes hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(ll)         There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described as required, it being understood and agreed that the Company, the Investment Adviser and the Administrator make no representation or warranty with respect to such relationships involving the Underwriter or any affiliate and any other person that have not been disclosed to the Company by the Underwriter in connection with this offering.

(mm)     The Company has not taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

(nn)      The Company owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(oo)      The Company operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the net proceeds received by it from the sale of the Notes in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(pp)      Each investment held by the Company as of the date hereof, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is, to the Company’s knowledge, current, in all material respects, with all its obligations under the applicable terms of the investment, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred in respect of such investment, except to the extent that any such failure to be current in any such obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

Any certificate signed by or on behalf of the Company and delivered to the Underwriter or its counsel in connection with the offering of the Notes shall be deemed to a representation and warranty by the Company as to the matters covered therein to the Underwriter.

2.          Representations and Warranties of the Investment Adviser and the Administrator. The Investment Adviser and the Administrator represent and warrant to and agree with the Underwriter as of the date hereof as follows:

(a)         Each of the Investment Adviser and its subsidiaries (the “Subsidiaries”) and the Administrator has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with the power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and enter into this Agreement and the other Company Agreements to which the Investment Adviser or the Administrator is a party, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Investment Adviser or the Administrator, as the case may be (an “Adviser/Administrator Material Adverse Effect”). The Investment Adviser has no subsidiaries other than the Administrator and the Subsidiaries. The Administrator has no subsidiaries.

(b)         The Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Adviser, threatened by the Commission.

(c)         This Agreement has been duly authorized, executed and delivered by the Investment Adviser and/or the Administrator, as applicable. This Agreement and each Company Agreement to which the Investment Adviser or the Administrator is a party comply with the applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, each Company Agreement to which the Investment Adviser or the Administrator is a party represents a valid and binding agreement of the Investment Adviser or the Administrator, as applicable, enforceable against the Investment Adviser or the Administrator, as applicable, in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Adviser’s or the Administrator’s obligations thereunder, as applicable, may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law, and (b) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(d)         The execution and delivery by the Investment Adviser and/or the Administrator, as applicable, of, and the performance by the Investment Adviser and/or the Administrator, as applicable, of its obligations under, this Agreement does not conflict with or will conflict with, result in, or constitute a violation, breach of or default under, (x) the limited liability company operating agreement of the Investment Adviser and/or the Administrator, as applicable (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Investment Adviser and/or the Administrator, as applicable, that is material to the Investment Adviser and/or the Administrator, as applicable, or (z) any law, rule or regulation applicable to the Investment Adviser and/or the Administrator, as applicable, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment Adviser and/or the Administrator, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Notes in such jurisdiction by the Underwriter.

(e)         No consent, approval, authorization, order or permit of, license from, or qualification or registration with, any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Investment Adviser, the Subsidiaries and/or the Administrator, as applicable, prior to the Closing Date for the performance by the Investment Adviser, the Subsidiaries and/or the Administrator, as applicable, of its obligations under this Agreement or any Company Agreement to which it is a party, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, (ii) the rules and regulations of FINRA or of the NYSE, (iii) by the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of the Notes or (iv) such as which the failure to obtain would have neither (i) an Adviser/Administrator Material Adverse Effect nor (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(f)         There are no legal or governmental proceedings pending or, to the knowledge of the Investment Adviser, the Subsidiaries and the Administrator, threatened to which the Investment Adviser, the Subsidiaries and/or the Administrator is a party or to which any of the properties of the Investment Adviser, the Subsidiaries and/or the Administrator is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have an Adviser/Administrator Material Adverse Effect, as applicable, or that would not have a material adverse effect on the power or ability of the Investment Adviser, the Subsidiaries and/or the Administrator, as applicable, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.

(g)         There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or by the Rules and Regulations which have not been so described and filed as required.

(h)         Each of the Investment Adviser, the Subsidiaries and the Administrator has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in an Adviser/Administrator Material Adverse Effect.

(i)          Each of the Investment Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus and by this Agreement and each Company Agreement to which it is a party.

(j)          The Investment Advisory Agreement is in full force and effect and neither the Investment Adviser nor, to the knowledge of the Investment Adviser, any other party to the Investment Advisory Agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Investment Adviser under such document.

(k)         Each of the Investment Adviser, the Subsidiaries and the Administrator are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Investment Adviser, the Subsidiaries or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Investment Adviser, the Subsidiaries and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Investment Adviser, the Subsidiaries or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Investment Adviser, the Subsidiaries or the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have an Adviser/Administrator Material Adverse Effect.

(l)          All information furnished by the Investment Adviser or the Administrator for use in the Registration Statement, the Time of Sale Prospectus and Prospectus, including, without limitation, the description of the Investment Adviser (the “Investment Adviser Information” and the “Administrator Information,” respectively) does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (and in the case of the Time of Sale Prospectus and the Prospectus, in light of the circumstances under which such information is provided).

(m)        There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Investment Adviser, the Subsidiaries or the Administrator from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and there have been no transactions entered into by the Investment Adviser that are material to the Investment Adviser other than those in the ordinary course of its business or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n)         None of the Investment Adviser, the Subsidiaries or the Administrator, nor any of its respective affiliates, has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

(o)         The operations of the Investment Adviser, the Subsidiaries and the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser, the Subsidiaries or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Adviser, the Subsidiaries or the Administrator, threatened.

(p)        None of the Investment Adviser, the Subsidiaries or the Administrator nor, to their knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser, the Subsidiaries or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Investment Adviser, the Subsidiaries or the Administrator, and the Investment Adviser, the Subsidiaries and the Administrator, and each of their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(q)        None of the Investment Adviser, the Subsidiaries or the Administrator nor, to its knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser, the Subsidiaries or the Administrator is currently subject to any U.S. sanctions administered by OFAC and the Investment Adviser, the Subsidiaries and the Administrator will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(r)         The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(s)         The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by or on behalf of the Investment Adviser or the Administrator and delivered to the Underwriter or its counsel in connection with the offering of the Notes shall be deemed to a representation and warranty by the Investment Adviser or the Administrator, as applicable, as to the matters covered therein to the Underwriter.

3.          Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company $24,998,750 aggregate principal amount of Notes at the purchase price of 97.314% of the aggregate principal amount of the Notes (the “Purchase Price”).

The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 30 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any debt securities issued or guaranteed by the Company whether any such transaction described in clause (1) or (2) above is to be settled by delivery of debt securities issued or guaranteed by the Company or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company other than a post-effective amendment to the Company’s shelf registration statement on Form N-2 to update the financial information included therein. The agreements contained in this paragraph shall not apply to the Notes to be sold hereunder.

4.         Terms of Public Offering. The Company, the Investment Adviser and the Administrator each understands that the Underwriter proposes to make a public offering of the Notes as soon as the Underwriter deems advisable after this Agreement has been executed and delivered. The Company, the Investment Adviser and the Administrator each further understands that the Notes are to be offered to the public at 99.30% of the principal amount (the “Public Offering Price”).

5.         Payment and Delivery. Payment for the Notes shall be made to the Company in Federal or other funds immediately available to a bank account designated by the Company against delivery of such Notes for the account of the Underwriter at 12:00 P.M. (New York City time), on June 1, 2016, or at such other time on the same or such other date as shall be designated in writing by the Underwriter. The time and date of such payment are herein referred to as the “Closing Date.”

The Notes shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than one full business day prior to the Closing Date. The Notes shall be delivered to the Underwriter through the facilities of DTC on the Closing Date for the account of the Underwriter.

6.         Conditions to the Underwriter’s Obligations. The respective obligations of the Company, the Investment Adviser and the Administrator, and the obligations of the Underwriter, hereunder are subject to the condition that at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter.

The obligations of the Underwriter are subject to the following further conditions:

(a)         Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Company, the Investment Adviser or the Administrator, from that set forth in the Time of Sale Prospectus that, in the Underwriter’s reasonable judgment, is material and adverse and that makes it, in the Underwriter’s reasonable judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Time of Sale Prospectus.

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(b)         The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriter shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Investment Adviser, to the effect that the representations and warranties of the Investment Adviser contained in this Agreement are true and correct as of the Closing Date and that the Investment Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriter shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized person of the Administrator, to the effect that the representations and warranties of the Administrator contained in this Agreement are true and correct as of the Closing Date and that the Administrator has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c)         Each of the Investment Adviser, the Administrator and the Company shall have performed all of its respective obligations to be performed hereunder on or prior to the Closing Date.

(d)         The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Dechert LLP, counsel for the Company, the Investment Adviser and the Administrator, dated the Closing Date, set forth substantially in the form of Exhibit A hereto.

(e)         The Underwriter shall have received on the Closing Date the favorable opinion of Morrison & Foerster LLP, counsel for the Underwriter, dated the Closing Date, and covering such matters as the Underwriter shall reasonably request.

(f)         The Underwriter shall have received, on the date hereof, a letter dated the date hereof in form and substance satisfactory to the Underwriter, from KPMG LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g)         The Underwriters shall have received, on the date hereof, “agreed upon procedures letters” dated the date hereof in form and substance satisfactory to the Underwriters, from KPMG LLP, containing statements and information of the type ordinarily included in such letters with respect to certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)         All filings, applications and proceedings taken by the Company, the Investment Adviser and the Administrator in connection with the registration of the Notes under the Securities Act and the applicable Rules and Regulations shall be satisfactory in form and substance to the Underwriter and its counsel.

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(i)         No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Company’s standing as a registered investment company under the Investment Company Act or the standing of the Investment Adviser as a registered investment adviser under the Advisers Act.

(j)         The supplemental listing application with respect to the Notes shall have been approved by the NYSE, subject to notice of issuance, and satisfactory evidence of such approval shall have been provided to the Underwriter.

(k)         The Underwriter shall have obtained a No Objections Letter from FINRA regarding the fairness and reasonableness of the underwriting terms and arrangements.

7.         Covenants of the Company, the Investment Adviser and the Administrator. In further consideration of the agreements of the Underwriter herein contained, the Company covenants and agrees, and the Investment Adviser and the Administrator, covenant and agree with the Underwriter as follows:

(a)         To notify the Underwriter as soon as practicable, and confirm such notice in writing, of the occurrence of any event during the period mentioned in Section 7(f) below which in the judgment of the Company makes any statement in the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible moment.

(b)         Prior to the termination of the offering of the Notes, to comply with the requirements of Rule 430C and to promptly notify the Underwriter, and confirm the notice in writing, (i) when any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any Preliminary Prospectus, the Prospectus or any Omitting Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement (and shall promptly furnish the Underwriter with a copy of any comment letters and any transcript of oral comments, and shall furnish the Underwriter with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Underwriter or its counsel shall reasonably object), (iii) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Notes and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Omitting Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction or of the loss or suspension of any purposes.

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(c)         To furnish to the Underwriter in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) below, as many copies of the Preliminary Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(d)         Prior to the termination of the offering of the Notes, before amending or supplementing the Registration Statement, the Preliminary Prospectus or the Prospectus, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant thereto.

(e)         To furnish to the Underwriter a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by or referred to by the Company and not to use or refer to any proposed Omitting Prospectus to which the Underwriter reasonably objects.

(f)         If (i) the Time of Sale Prospectus is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and (ii) (A) any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or (B) any event shall occur or condition exist as a result of which the Time of Sale Prospectus materially conflicts with the information contained in the Registration Statement then on file, or (C) in the reasonable opinion of either counsel for the Underwriter or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer materially conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law, as applicable.

(g)         The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Registration Statement and the Time of Sale Prospectus.

(h)         The Company and the Investment Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of Notes in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of Notes.

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(i)         If, during such period after the first date of the public offering of the Notes as in the reasonable opinion of either counsel for the Underwriter or counsel for the Company, the Prospectus is required by law to be delivered in connection with sales by the Underwriter or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of either counsel for the Underwriter or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to dealers (whose names and addresses the Underwriter will furnish to the Company) to which Notes may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law, as applicable.

(j)         To endeavor to qualify the Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriter shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent of service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(k)         Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Investment Adviser under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the preparation, issuance, execution, authentication and delivery of the Notes to the Underwriter, (iii) the cost of printing or producing any “blue sky” memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the “blue sky” memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Notes by FINRA in an amount not to exceed $5,000, (v) all costs and expenses incident to listing the Notes on the NYSE, (vi) all costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of DTC, (vii) the fees and disbursements of the Trustee, (viii) the fees paid to Egan-Jones Ratings Company in connection with the rating of the Notes, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, the reasonable fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and the travel and lodging expenses of the representatives and officers of the Company and any such consultants, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses of the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7(k). It is understood, however, that except as provided in this Section and Section 8 entitled “Indemnity and Contribution,” the Underwriter will pay all of its costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them, the travel and lodging expenses of the Underwriter in connection with any road show presentations, and any advertising expenses connected with any offers it may make; provided, however, that if the transactions contemplated by this Agreement are consummated, the Company shall reimburse the Underwriter for its out-of-pocket, documented legal expenses in an amount not to exceed $50,000, provided that such expenses are reasonably incurred by the Underwriter in connection with the preparation of this Agreement and the Underwriter’s performance of its obligations under this Agreement.

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If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company, the Investment Adviser or the Administrator to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, the Investment Adviser or the Administrator shall be unable to perform its obligations under this Agreement, the Company, the Investment Adviser and the Administrator, jointly and severally, will reimburse the Underwriter for all out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

(l)         The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use reasonable efforts to cause the Company’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act.

(m)         The Company will use reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code, with respect to any fiscal year in which the Company is an investment company registered under the Investment Company Act.

(n)         The Company, the Investment Adviser and the Administrator will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(o)          Before using, approving or referring to any Road Show Material, the Company will furnish to the Underwriter and its counsel a copy of such material for review and will not make, prepare, use authorize, approve or refer to any such material to which the Underwriter reasonably objects.

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(p)         As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(q)         The Company will submit a supplemental listing application for the listing of the Notes on the NYSE and use its best efforts to maintain such listing.

8.         Indemnity and Contribution.

(a)         Each of the Company, the Investment Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each selling agent of the Underwriter and each director, officer, shareholder or affiliate of the Underwriter within the meaning of Rule 405 under the Rules and Regulations (each, an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus, any Omitting Prospectus, any Road Show Material, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by the Underwriter expressly for use therein.

(b)         The Underwriter agrees to indemnify and hold harmless each of the Company, the Investment Adviser and the Administrator, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company, the Investment Adviser and/or the Administrator within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) to the same extent as the foregoing indemnity from the Company, the Investment Adviser and the Administrator to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by the Underwriter expressly for use in the Registration Statement, as originally filed with the Commission, or any amendment thereof, the Preliminary Prospectus, any Omitting Prospectus, any Road Show Material or the Time of Sale Prospectus.

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(c)         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Company Indemnified Parties, collectively. In the case of any such separate firm for the Underwriter Indemnified Parties, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

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(d)         To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriter on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriter on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Notes. The relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investment Adviser or the Administrator or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)         The Company, the Investment Adviser, the Administrator and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)         The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company, the Investment Adviser and the Administrator contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter Indemnified Party or by or on behalf of any Company Indemnified Party and (iii) acceptance of and payment for any of the Notes.

(g)         No party shall be entitled to indemnification under this Section 8 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

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9.         Termination. The Underwriter may terminate this Agreement by notice given by it to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT, the NASDAQ Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriter’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Underwriter’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus, or (vi) (x) a downgrading shall have occurred in the rating accorded the Notes by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (y) such an organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes.

10.         Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.         Entire Agreement.

(a)         This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Company, the Investment Adviser, the Administrator and the Underwriter, or any of them, with respect to the subject matter hereof.

(b)         Each of the Company, the Investment Adviser and the Administrator acknowledges that in connection with the offering of the Notes: (i) the Underwriter is acting solely as an underwriter in connection with the sale of the Notes and no fiduciary, advisory or agency relationship between the Company, the Investment Adviser and the Administrator, on the one hand, and the Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Underwriter has advised or is advising the Company, the Investment Adviser or the Administrator on other matters, (ii) the public offering price of the Notes and the price to be paid by the Underwriter for the Notes set forth in this Agreement were established by the Company, the Investment Adviser and the Administrator following discussions and arm’s-length negotiations with the Underwriter, (iii) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iv) the Underwriter owes the Company, the Investment Adviser and the Administrator only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (v) the Underwriter may have interests that differ from those of the Company, the Investment Adviser and the Administrator, and (vi) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall not have any liability (whether direct or indirect, in contact, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Investment Adviser or the Administrator or any stockholders, employees or creditors of the Company, the Investment Adviser or the Administrator.

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12.         Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.         Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed within the State of New York, notwithstanding any otherwise applicable conflicts of law principles.

14.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.         Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if to the Underwriter, shall be sufficient in all respects if delivered, mailed or sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60606, Attention: General Counsel (facsimile no. (312) 379-3701), with a copy to Morrison & Foerster LLP, 250 West 55th Street, New York, New York 10019, Attention: Anna T. Pinedo (facsimile no. (212) 468-7900) and (ii) if to the Company, the Investment Adviser or the Administrator, shall be sufficient in all respects if delivered, mailed or sent to the Company, the Investment Adviser or the Administrator, as applicable, at the offices of the Company at 20 Horseneck Lane, Greenwich, Connecticut 06830, Attention: General Counsel (facsimile no. (203) 340-8543), with a copy to Dechert LLP, One International Place, 40th Floor, 100 Oliver Street, Boston Massachusetts 02110, Attention: Thomas J. Friedmann (facsimile no. (617) 275-8389).

[Signature pages follow]

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Very truly yours,

EAGLE POINT CREDIT COMPANY INC.

By:	/s/ Kenneth P. Onorio
Name: Kenneth P. Onorio
Title: Chief Financial Officer

EAGLE POINT CREDIT MANAGEMENT LLC

By:	/s/ Kenneth P. Onorio
Name: Kenneth P. Onorio
Title: Chief Financial Officer

EAGLE POINT ADMINISTRATION LLC

By:	Eagle Point Credit Management LLC, its sole member

By:	/s/ Kenneth P. Onorio
Name: Kenneth P. Onorio
Title: Chief Financial Officer

[Company Signature Page to Underwriting Agreement]

Accepted as of the date hereof

INCAPITAL LLC

By: Incapital LLC

By:	/s/ Christopher O’Connor
Name: Christopher O’Connor
Title: Managing Director

[Underwriter Signature Page to Underwriting Agreement]

SCHEDULE I

PRICING INFORMATION

1.	Aggregate principal amount of Notes sold: $24,998,750

2.	The public offering price for the Notes: 99.30% of the aggregate principal amount

3.	The purchase price for the Notes to be paid by the Underwriter: 97.314% of the aggregate principal amount

4.	The interest rate on the Notes: 7.00% per annum

5.	No call period: Closing Date through December 31, 2017

Sch. I-1

SCHEDULE II
OMITTING PROSPECTUSES

1.	482ad filed pursuant to Rule 497(a) on May 31, 2016.

Sch. II-1

EXHIBIT A

Form of Opinion of Dechert LLP